                                                                   Exhibit 4.5

            -----------------------------------------------------------

                              BRE PROPERTIES, INC.

                                       TO

                           [                         ]
                            -------------------------

                                     Trustee
                          ----------------------------
                                    Indenture

                         Dated as of            , 1997
                                     -----------

                          ----------------------------

                             Senior Debt Securities

            -----------------------------------------------------------

                              TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION. . . . . . 1
 SECTION 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 SECTION 102.  Compliance Certificates and Opinions. . . . . . . . . . . . . .11
 SECTION 103.  Form of Documents Delivered to Trustee. . . . . . . . . . . . .11
 SECTION 104.  Acts of Holders . . . . . . . . . . . . . . . . . . . . . . . .12
 SECTION 105.  Notices, etc., to Trustee and Company . . . . . . . . . . . . .13
 SECTION 106.  Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . .14
 SECTION 107.  Effect of Headings and Table of Contents. . . . . . . . . . . .15
 SECTION 108.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . .15
 SECTION 109.  Separability Clause . . . . . . . . . . . . . . . . . . . . . .15
 SECTION 110.  Benefits of Indenture . . . . . . . . . . . . . . . . . . . . .15
 SECTION 111.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .15
 SECTION 112.  Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . .15
ARTICLE TWO - SECURITIES FORMS . . . . . . . . . . . . . . . . . . . . . . . .16
 SECTION 201.  Forms of Debt Securities. . . . . . . . . . . . . . . . . . . .16
 SECTION 202.  Form of Trustee's Certificate of Authentication . . . . . . . .16
 SECTION 203.  Debt Securities Issuable in Global Form . . . . . . . . . . . .16
ARTICLE THREE - THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . .17
 SECTION 301.  Amount Unlimited; Issuable in Series. . . . . . . . . . . . . .17
 SECTION 302.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . .21
 SECTION 303.  Execution, Authentication, Delivery and Dating. . . . . . . . .21
 SECTION 304.  Temporary Debt Securities . . . . . . . . . . . . . . . . . . .23
 SECTION 305.  Registration, Registration of Transfer and Exchange . . . . . .26
 SECTION 306.  Mutilated, Destroyed, Lost and Stolen Debt Securities . . . . .29
 SECTION 307.  Payment of Interest; Interest Rights Preserved. . . . . . . . .30
 SECTION 308.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . .33
 SECTION 309.  Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . .33
 SECTION 310.  Computation of Interest . . . . . . . . . . . . . . . . . . . .34
ARTICLE FOUR - SATISFACTION AND DISCHARGE. . . . . . . . . . . . . . . . . . .34
 SECTION 401.  Satisfaction and Discharge of Indenture . . . . . . . . . . . .34
 SECTION 402.  Application of Trust Funds. . . . . . . . . . . . . . . . . . .35
ARTICLE FIVE - REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
 SECTION 501.  Events of Default . . . . . . . . . . . . . . . . . . . . . . .35
 SECTION 502.  Acceleration of Maturity; Rescission and Annulment. . . . . . .37
 SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
               Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
 SECTION 504.  Trustee May File Proofs of Claim. . . . . . . . . . . . . . . .39
 SECTION 505.  Trustee May Enforce Claims Without Possession of Debt
               Securities or Coupons . . . . . . . . . . . . . . . . . . . . .40
 SECTION 506.  Application of Money Collected. . . . . . . . . . . . . . . . .40
 SECTION 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . .41
 SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium, if
               any, Interest and Additional Amounts. . . . . . . . . . . . . .41
 SECTION 509.  Restoration of Rights and Remedies. . . . . . . . . . . . . . .41

 SECTION 510.  Rights and Remedies Cumulative. . . . . . . . . . . . . . . . .42
 SECTION 511.  Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . .42
 SECTION 512.  Control by Holders of Debt Securities . . . . . . . . . . . . .42
 SECTION 513.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . .42
 SECTION 514.  Waiver of Usury, Stay or Extension Laws . . . . . . . . . . . .43
 SECTION 515.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . .43
ARTICLE SIX - THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . .43
 SECTION 601.  Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . .43
 SECTION 602.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . .44
 SECTION 603.  Not Responsible for Recitals or Issuance of Debt Securities . .45
 SECTION 604.  May Hold Debt Securities. . . . . . . . . . . . . . . . . . . .45
 SECTION 605.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . .45
 SECTION 606.  Compensation and Reimbursement. . . . . . . . . . . . . . . . .45
 SECTION 607.  Corporate Trustee Required; Eligibility; Conflicting Interests.46
 SECTION 608.  Resignation and Removal; Appointment of Successor . . . . . . .46
 SECTION 609.  Acceptance of Appointment by Successor. . . . . . . . . . . . .48
 SECTION 610.  Merger, Conversion, Consolidation or succession to Business . .49
 SECTION 611.  Appointment of Authenticating Agent . . . . . . . . . . . . . .49
ARTICLE SEVEN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
 SECTION 701.  Disclosure of Names and Addresses of Holders. . . . . . . . . .51
 SECTION 702.  Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . .51
 SECTION 703.  Reports by Company. . . . . . . . . . . . . . . . . . . . . . .51
 SECTION 704.  Company to Furnish Trustee Names and Addresses of Holders . . .52
ARTICLE EIGHT - CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE . . . . . . .52
 SECTION 801.  Consolidations and Mergers of Company and Sales, Leases and
               Conveyances Permitted Subject to Certain Conditions . . . . . .52
 SECTION 802.  Rights and Duties of Successor Corporation. . . . . . . . . . .53
 SECTION 803.  Officers' Certificate and Opinion of Counsel. . . . . . . . . .53
ARTICLE NINE - SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . .53
 SECTION 901.  Supplemental Indentures Without Consent of Holders. . . . . . .53
 SECTION 902.  Supplemental Indentures with Consent of Holders . . . . . . . .55
 SECTION 903.  Execution of Supplemental Indentures. . . . . . . . . . . . . .56
 SECTION 904.  Effect of supplemental Indentures . . . . . . . . . . . . . . .56
 SECTION 905.  Conformity with Trust Indenture Act . . . . . . . . . . . . . .56
 SECTION 906.  Reference in Debt Securities to Supplemental Indentures . . . .56
ARTICLE TEN - COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .57
 SECTION 1001.  Payment of Principal, Premium, if any, Interest and Additional
                Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . .57
 SECTION 1002.  Maintenance of Office or Agency. . . . . . . . . . . . . . . .57
 SECTION 1003.  Money for Debt Securities Payments to Be Held in Trust . . . .59
 SECTION 1004.  Aggregate Debt Test. . . . . . . . . . . . . . . . . . . . . .60
 SECTION 1005.  Debt Service Test. . . . . . . . . . . . . . . . . . . . . . .60
 SECTION 1006.  Secured Debt Test. . . . . . . . . . . . . . . . . . . . . . .61
 SECTION 1007.  Maintenance of Total Unencumbered Assets . . . . . . . . . . .61
 SECTION 1008.  Existence. . . . . . . . . . . . . . . . . . . . . . . . . . .61
 SECTION 1009.  Maintenance of Properties. . . . . . . . . . . . . . . . . . .61

 SECTION 1010.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . .62
 SECTION 1011.  Payment of Taxes and Other Claims. . . . . . . . . . . . . . .62
 SECTION 1012.  Provision of Financial Information . . . . . . . . . . . . . .62
 SECTION 1013.  Waiver of Certain Covenants. . . . . . . . . . . . . . . . . .63
ARTICLE ELEVEN - REDEMPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .63
 SECTION 1101.  Applicability of Article . . . . . . . . . . . . . . . . . . .63
 SECTION 1102.  Election to Redeem; Notice to Trustee. . . . . . . . . . . . .63
 SECTION 1103.  Selection by Trustee of Debt Securities to Be Redeemed . . . .63
 SECTION 1104.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . .64
 SECTION 1105.  Deposit of Redemption Price. . . . . . . . . . . . . . . . . .65
 SECTION 1106.  Debt Securities Payable on Redemption Date . . . . . . . . . .66
 SECTION 1107.  Debt Securities Redeemed in Part . . . . . . . . . . . . . . .67
 SECTION 1108.  Conversion Arrangement on Call for Redemption. . . . . . . . .67
ARTICLE 12 - SINKING FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . .68
 SECTION 1201.  Applicability of Article . . . . . . . . . . . . . . . . . . .68
 SECTION 1202.  Satisfaction of Sinking Fund Payments with Debt Securities . .68
 SECTION 1203.  Redemption of Debt Securities for Sinking Fund . . . . . . . .68
ARTICLE THIRTEEN - REPAYMENT AT THE OPTION OF HOLDERS. . . . . . . . . . . . .69
 SECTION 1301.  Applicability of Article . . . . . . . . . . . . . . . . . . .69
 SECTION 1302.  Repayment of Debt Securities . . . . . . . . . . . . . . . . .69
 SECTION 1303.  Exercise of Option . . . . . . . . . . . . . . . . . . . . . .69
 SECTION 1304.  When Debt Securities Presented for Repayment Become Due and
                Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
 SECTION 1305.  Debt Securities Repaid in Part . . . . . . . . . . . . . . . .71
ARTICLE FOURTEEN - DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . . . . .71
 SECTION 1401.  Applicability of Article; Company's Option to Effect
                Defeasance or Covenant Defeasanc . . . . . . . . . . . . . . .71
 SECTION 1402.  Defeasance and Discharge . . . . . . . . . . . . . . . . . . .71
 SECTION 1403.  Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . .72
 SECTION 1404.  Conditions to Defeasance or Covenant Defeasance. . . . . . . .72
 SECTION 1405.  Deposited Money and Government Obligations to Be Held in
                Trust; Other Miscellaneous Provisions. . . . . . . . . . . . .74
ARTICLE FIFTEEN - MEETINGS OF HOLDERS OF SECURITIES. . . . . . . . . . . . . .75
 SECTION 1501.  Purposes for Which Meetings May Be Called. . . . . . . . . . .75
 SECTION 1502.  Call, Notice and Place of Meetings . . . . . . . . . . . . . .75
 SECTION 1503.  Persons Entitled to Vote at Meetings . . . . . . . . . . . . .76
 SECTION 1504.  Quorum; Action . . . . . . . . . . . . . . . . . . . . . . . .76
 SECTION 1505.  Determination of Voting Rights; Conduct and Adjournment of
                Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . .77
 SECTION 1506.  Counting Votes and Recording Action of Meetings. . . . . . . .78
ARTICLE SIXTEEN - CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . .80
 SECTION 1601. Applicability of Article. . . . . . . . . . . . . . . . . . . .80
 SECTION 1602. Right of Holders to Convert Securities into Common Shares . . .80
 SECTION 1603. Issuance of Common Shares on Conversions. . . . . . . . . . . .81
 SECTION 1604. No Payment or Adjustment for Interest or Dividends. . . . . . .82
 SECTION 1605. Adjustment of Conversion Price. . . . . . . . . . . . . . . . .82
 SECTION 1606. No Fractional Shares to be Issued . . . . . . . . . . . . . . .86
 SECTION 1607. Preservation of Conversion Rights Upon Consolidation,
               Merger, Sale or Conveyance. . . . . . . . . . . . . . . . . . .86
 SECTION 1608. Notice to Holders of the Securities of a Series Prior to
               Taking Certain Types of Action. . . . . . . . . . . . . . . . .87
 SECTION 1609. Covenants to Reserve Shares for Issuance on Conversion of
               Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .88
 SECTION 1610. Compliance with Governmental Requirements . . . . . . . . . . .88
 SECTION 1611. Payment of Taxes Upon Certificates for Shares Issued Upon
               Conversion. . . . . . . . . . . . . . . . . . . . . . . . . . .88
 SECTION 1612. Trustee's Duties With Respect to Conversion Provisions. . . . .89
 SECTION 1613. Conversion of Securities Into Preferred Stock . . . . . . . . .89

                               BRE PROPERTIES, INC.

               Reconciliation and tie between Trust Indenture Act of 1939
              (the "1939 Act") and Indenture, dated as of January    , 1997
                                                                 ----

     1939 Act Section                                  Indenture section

Section 310(a)(1). . . . . . . . . . . . . . . . . . . . . .607
           (a)(2). . . . . . . . . . . . . . . . . . . . . .607
           (b) . . . . . . . . . . . . . . . . . . . . . . .607, 608
Section 312(c) . . . . . . . . . . . . . . . . . . . . . . .701
Section 313(a) . . . . . . . . . . . . . . . . . . . . . . .702
           (c) . . . . . . . . . . . . . . . . . . . . . . .702
Section 314(a) . . . . . . . . . . . . . . . . . . . . . . .703
           (a)(4). . . . . . . . . . . . . . . . . . . . . .1012
           (c)(1). . . . . . . . . . . . . . . . . . . . . .102
           (c)(2). . . . . . . . . . . . . . . . . . . . . .102
           (e) . . . . . . . . . . . . . . . . . . . . . . .102
Section 315(b) . . . . . . . . . . . . . . . . . . . . . . .601
Section 316(a) (last sentence) . . . . . . . . . . . . . . .101 ("Outstanding")
           (a)(1)(A) . . . . . . . . . . . . . . . . . . . .502, 512
           (a)(1)(B) . . . . . . . . . . . . . . . . . . . .513
           (b) . . . . . . . . . . . . . . . . . . . . . . .508
Section 317(a)(1). . . . . . . . . . . . . . . . . . . . . .503
           (a)(2). . . . . . . . . . . . . . . . . . . . . .504
Section 318(a) . . . . . . . . . . . . . . . . . . . . . . .111
           (c) . . . . . . . . . . . . . . . . . . . . . . .111

NOTE:     This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

     Attention should also be directed to Section 318(c) of the 1939 Act, which provides that the provisions of Sections 310 to and including 317 of the 1939 Act are a part of and govern every qualified indenture, whether or not physically contained therein.

     INDENTURE, dated as of ____________, 1997, between BRE PROPERTIES, INC., a Maryland corporation (hereinafter called the "Company"), having its principal office at One Montgomery Street, Telesis Tower, Suite 2500, San Francisco, California 94104-5525, and __________, a _________________ organized and existing under the laws of ______________, as Trustee hereunder (hereinafter called the "Trustee"), having its Corporate Trust office at
____________________.

                           RECITALS OF THE COMPANY

     The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (hereinafter called the "Debt Securities") evidencing its unsecured and unsubordinated indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Debt Securities, unlimited as to principal amount, to bear interest at the rates or formulas, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities, as follows:

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 101. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the TIA, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms used principally in Article Three, Article Five, Article Six and Article Ten are defined in those Articles.

     "ACQUIRED DEBT" means Debt of a Person (i) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or (ii) assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or the date of the related acquisition as the case may be.

     "ACT", when used with respect to any Holder, has the meaning specified in
Section 104.

     "ADDITIONAL AMOUNTS" means any additional amounts which are required by a Debt Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "ANNUAL DEBT SERVICE CHARGE" means, for any period of four consecutive fiscal quarters the interest expense of the Company and its Subsidiaries for such period (including, without duplication, (i) all amortization of debt discount, (ii) all accrued interest, (iii) all capitalized interest and (iv) the interest component of capitalized lease obligations), determined on a consolidated basis in accordance with generally accepted accounting principles.

     "AUTHENTICATING AGENT" means any authenticating agent appointed by the Trustee pursuant to Section 611.

     "AUTHORIZED NEWSPAPER" means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

     "BANKRUPTCY LAW" has the meaning specified in Section 501.

     "BEARER DEBT SECURITY" means any Debt Security established pursuant to
Section 201 which is payable to bearer.

     "BOARD OF DIRECTORS" means the board of directors of the Company, the executive committee or any committee of that board duly authorized to act hereunder.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Debt Securities, means, unless otherwise specified with respect to any securities pursuant to
Section 301, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

     "CEDEL" means Centrale de Livraison de Valeurs Mobilieres, S.A., or its successor.

     "COMMISSION" means the Debt Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "COMMON SHARES" means, with respect to any Person, capital stock issued by such Person other than Preferred Shares.

     "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "COMPANY REQUEST" and "COMPANY ORDER" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, the President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE" for any period means Consolidated Net Income of the Company and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication) (i) interest expense on Debt, (ii) provision for taxes based on income, (iii) amortization of debt discount and deferred financing costs, (iv) provisions for gains and losses on properties, (v) property depreciation and amortization, (vi) the effect of any non-cash items resulting from a change in accounting principles in determining Consolidated Net Income, and (vii) amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "CONSOLIDATED NET INCOME" for any period means the amount of net income (or loss) of the Company and its subsidiaries for such period, excluding (without duplication) (i) gains and losses on sales of investments and extraordinary items and (ii) the portion of net income (but not losses) of the Company and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "CONVERSION EVENT" means the cessation of use of (i) a Foreign currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

     "CORPORATE TRUST OFFICE" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at ________________________.

     "CORPORATION" includes corporations, associations, companies and business trusts.

     "COUPON" means any interest coupon appertaining to a Bearer security.

     "CUSTODIAN" has the meaning specified in section 501.

     "DEBT" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or as evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any Lien on any property or asset owned by such Person, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value (determined in good faith by the board of directors of such Person or, in the case of the Company or a Subsidiary, by the Company's Board of Directors) of the property subject to such Lien, (iii) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by such Person as lessee which is required to be reflected on such Person's balance sheet as a capitalized lease in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another Person (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof.)

     "DEBT SECURITY" has the meaning stated in the first recital of this Indenture and, more particularly, means any Debt Security or Debt Securities authenticated and delivered under this Indenture; PROVIDED, HOWEVER, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Debt Securities" with respect to the Indenture as to which such Person is

Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Debt Securities authenticated and delivered under this Indenture, exclusive, however, of Debt Securities of any series as to which such Person is not Trustee.

      "DEFAULTED INTEREST" has the meaning specified in section 307.

     "DOLLAR" or "$'' means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European communities.

     "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System.

     "EUROPEAN COMMUNITIES" means the European Economic community, the European Coal and Steel Community and the European Atomic Energy Community.

     "EUROPEAN MONETARY SYSTEM" means the European Monetary system established by the Resolution of December 5, 1978 of the Council of the European Communities.

     "EVENT OF DEFAULT" has the meaning specified in Article Five.

     "FOREIGN CURRENCY" means any currency, currency unit or composite currency, including, without limitation, the ECU, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

     "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

     "GOVERNMENT OBLIGATIONS" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government obligation or the specific payment of interest on or principal of the Government obligation evidenced by such depository receipt.

     "HOLDER" means, in the case of a Registered Debt Security, the Person in whose name a Debt Security is registered in the Debt Security Register and, in the case of a Bearer Debt Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

     "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Debt Securities established as contemplated by Section 301; PROVIDED, HOWEVER, that, if at any time more than one Person is acting as Trustee under this instrument, "INDENTURE" shall mean, with respect to any one or more series of Debt Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Debt Securities for which such Person is Trustee established as contemplated by Section 301, exclusive, however, of any provisions or terms which relate solely to other series of securities for which such Person is Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

     "INDEXED DEBT SECURITY" means a Debt Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

     "INTEREST" when used with respect to an Original Issue Discount Debt Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Debt Security which provides for the payment of Additional Amounts pursuant to Section 1012, includes such Additional Amounts.

     "INTEREST PAYMENT DATE" when used with respect to any Debt Security, means the Stated Maturity of an installment of interest on such Debt Security.

     "LIEN" means any mortgage, deed of trust, lien, charge, pledge, security interest or other encumbrance of any kind.

     "MATURITY" when used with respect to any Debt Security, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

      "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be satisfactory to the Trustee.

     "ORIGINAL ISSUE DISCOUNT DEBT SECURITY" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

     "OUTSTANDING", when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

          (i) Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Debt Securities, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities and any coupons appertaining thereto, PROVIDED that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Debt Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen;

          (iv) Debt Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company; and

          (v) Debt Securities converted into Common Shares or Preferred Shares pursuant to or in accordance with this Indenture if the terms of such Debt Securities provide for convertibility pursuant to Section 301;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 313, (i) the principal amount of an Original Issue Discount Debt Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 502, (ii) the principal amount of any Debt Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 301 as of the date such Debt Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Debt Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Debt Security, (iii) the principal amount of any Indexed Debt Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Debt Security at original issuance, unless otherwise provided with respect to such Debt Security pursuant to Section 301, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor.

     "PAYING AGENT" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any securities or coupons on behalf of the Company.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PLACE OF PAYMENT", when used with respect to the Debt Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Debt Securities are payable as specified as contemplated by Sections 301 and 1002.

     "PREDECESSOR DEBT SECURITY" of any particular Debt Security means every previous security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security or a Debt Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security or the Debt Security to which the mutilated, destroyed, lost or stolen coupon appertains.

     "PREFERRED SHARES" means, with respect to any Person, capital stock issued by such Person that is entitled to a preference or priority over any other capital stock issued by such Person upon any distribution of such Person's assets, whether by dividend or upon liquidation.

     "REDEMPTION DATE", when used with respect to any Debt Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "REDEMPTION PRICE", when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "REGISTERED DEBT SECURITY" shall mean any Debt Security which is registered in the Debt Security Register.

     "REGULAR RECORD DATE" for the interest payable on any interest Payment Date on the Registered Debt Securities of or within any series means the date specified for that purpose as contemplated by Section 301, whether or not a Business Day.

     "REPAYMENT DATE" means, when used with respect to any Debt Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

     "REPAYMENT PRICE" means, when used with respect to any Debt Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

     "RESPONSIBLE OFFICER", when used with respect to the Trustee, means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers.

     "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 305.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933 as in effect on January 1, 1996) of the Company.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest on the Registered Debt Securities of or within any series means a date fixed by the Trustee pursuant to Section 307.

     "STATED MATURITY", when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security or a coupon representing such installment of interest as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

     "SUBSIDIARY" means (i) a corporation a majority of whose voting stock is at the time, directly or indirectly, owned by the Company, by the Company and one or more of its Subsidiaries, or by one or more Subsidiaries of the Company, and
(ii) any Person (other than a corporation) a majority of whose equity interests are at one time, directly or indirectly, owned by the Company, by the Company and one or more of its Subsidiaries, or by one or more Subsidiaries of the Company.

     "TOTAL ASSETS" means the sum of (without duplication) (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable and intangibles) of the Company and its Subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "TOTAL UNENCUMBERED ASSETS" means the sum of (without duplication) (i) those Undepreciated Real Estate Assets that are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of the Company and its Subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

     "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder; PROVIDED, HOWEVER, that if at any time there is more than one such Person, "Trustee" as used with respect to the Debt Securities of any series shall mean only the Trustee with respect to Debt Securities of that series.

     "UNDEPRECIATED REAL ESTATE ASSETS" means as of any date the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

      "UNITED STATES" means, unless otherwise specified with respect to any Debt Securities pursuant to Section 301, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "UNITED STATES PERSON" means, unless otherwise specified with respect to any securities pursuant to Section 301, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

     "UNSECURED DEBT" means Debt of the Company or any of its Subsidiaries which is not secured by a Lien or any property or assets of the Company or any of its Subsidiaries.

     "YIELD TO MATURITY" means the yield to maturity, computed at the time of issuance of a Debt Security (or, if applicable, at the most recent redetermination of interest on such Debt Security) and as set forth in such Debt Security in accordance with generally accepted United States bond yield computation principles.

     SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 1011) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been satisfied or complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been satisfied or complied with.

     SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion as to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations as to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 104. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the outstanding Debt Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. If Debt Securities of a series are issuable as Bearer Debt Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Debt Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Debt Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debt Securities of such series duly called and held in accordance with the provisions of Article Fifteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Debt Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Debt Securities shall be proved in the manner provided in Section 1506.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Registered Debt Securities shall be proved by the Debt Security Register.

     (d) The ownership of Bearer Debt Securities may be proved by the production of such Bearer Debt Securities or by a certificate executed, as depository, by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Debt Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Debt Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the

Company may assume that such ownership of any Bearer Debt Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Debt Security is produced, or (2) such Bearer security is produced to the Trustee by some other Person, or (3) such Bearer Debt Security is surrendered in exchange for a Registered Debt Security, or
(4) such Bearer Debt Security is no longer outstanding. The ownership of Bearer Debt Securities may also be proved in any other manner which the Trustee deems sufficient.

     (e) If the Company shall solicit from the Holders of Registered securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Debt Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

     SECTION 105. NOTICES, ETC., TO TRUSTEE AND COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its [Corporate Trust Office, Attention: Corporate Trust Administration], or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this indenture or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 106. NOTICE TO HOLDERS; WAIVER. Where this Indenture provides for notice of any event to Holders of Registered Debt Securities by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Debt Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice, to Holders of Registered Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Debt Securities or the sufficiency of any notice to Holders of Bearer securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

     If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Debt Securities as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

     Except as otherwise expressly provided herein or otherwise specified with respect to any Debt Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Debt Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in [The City of New York] and in such other city or cities as may be specified in such Debt Securities on a Business Day, such publication to be not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

     If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Debt Securities as provided above, then such notification to Holders of Bearer Debt Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Debt Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Debt Securities or the sufficiency of any notice to Holders of Registered securities given as provided herein.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 107. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 108. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 109. SEPARABILITY CLAUSE. In case any provision in this Indenture or in any Debt Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 110. BENEFITS OF INDENTURE. Nothing in this indenture or in the Debt Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Debt Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 111. GOVERNING LAW. This Indenture and the Debt Securities and coupons shall be governed by and construed in accordance with the law of the State of California. This Indenture is subject to the provisions of the TIA that are required to be part of this indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 112. LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Debt Security or coupon other than a provision in the Debt Securities of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or any Additional Amounts or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, PROVIDED that no interest shall accrue on the amount so payable for the period from and after such interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.


                                  ARTICLE TWO
                                SECURITIES FORMS

     SECTION 201. FORMS OF DEBT SECURITIES. The Registered Debt Securities, if any, of each series and the Bearer Debt Securities, if any, of each series and related coupons shall be in substantially the forms as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 301, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debt Securities may be listed, or to conform to usage.

     Unless otherwise specified as contemplated by Section 301, Bearer securities shall have interest coupons attached.

     The definitive Debt Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities or coupons, as evidenced by their execution of such Debt Securities or coupons.

     SECTION 202.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.  Subject to
Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                         [                  ,] as Trustee
                         -------------------

                         By:
                            ------------------------------------
                              Authorized Officer

     SECTION 203. DEBT SECURITIES ISSUABLE IN GLOBAL FORM. If Debt Securities of or within a series are issuable in global form, as specified as contemplated by Section 301, then, notwithstanding clause (8) of Section 301 and the provisions of Section 302, any such Debt Security shall represent such of the Outstanding Debt Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Debt Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Debt Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Debt Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Debt Securities represented thereby, shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any security in permanent global form in the manner and upon instructions given by the Person or persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been or is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Debt Security in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

     The provisions of the last sentence of Section 303 shall apply to any Debt Security represented by a Debt Security in global form if such Debt Security was never issued and sold by the Company and the Company delivers to the Trustee the Debt Security in global form together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Debt Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

     Notwithstanding the provisions of section 307, unless otherwise specified as contemplated by Section 301, payment of principal of and any premium and interest on any Debt Security in permanent global form shall be made to the Person or Persons specified therein.

     Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Debt Securities represented by a permanent global Debt Security (i) in the case of a permanent global security in registered form, the Holder of such permanent global security in registered form, or (ii) in the case of a permanent global Debt Security in bearer form, Euroclear or CEDEL.

                               ARTICLE THREE
                               THE SECURITIES

     SECTION 301. AMOUNT UNLIMITED; ISSUABLE IN SERIES. The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Debt Securities may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (15) below), if so provided, may be determined from time to time by the Company with respect to unissued Debt Securities of the series when issued from time to time):

          (1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of such series from all other series of Debt Securities);

          (2) any limit upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or
     1305);

          (3) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Debt Securities of the series shall be payable;

          (4) the rate or rates at which the Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Debt Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (5) the place or places, if any, other than or in addition to [The Borough of Manhattan, The City of New York], where the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of, Debt Securities of the series shall be payable, any Registered Debt Securities of the series may be surrendered for registration of transfer, exchange or conversion and notices or demands to or upon the Company in respect of the Debt Securities of the series and this Indenture may be served;

          (6) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

          (7) the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Debt Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Debt Securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Debt Securities of the series shall be issuable;

          (9) if other than the Trustee, the identity of each Debt Security Registrar and/or Paying Agent;

          (10) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
     Section 502 or, if applicable, the portion of the principal amount of Debt Securities of the series that is convertible in accordance with the provisions of this Indenture, or the method by which such portion shall be determined;

          (11) if other than Dollars, the Foreign Currency or Foreign Currencies in which payment of the principal of (and premium if any) or interest or Additional Amounts, if any, on the Debt Securities of the series shall be payable or in which the Debt Securities of the series shall be denominated;

          (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, or one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

          (13) whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on the Debt Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

          (14) provisions, if any, granting special rights to the Holders of Debt Securities of the series upon the occurrence of such events as may be specified;

          (15) any deletions from, modifications of, or additions to the Events of Default or covenants of the Company with respect to Debt Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

          (16) whether Debt Securities of the series are to be issuable as Registered Debt Securities, Bearer Debt Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Debt Securities and the terms upon which Bearer Debt Securities of the series may be exchanged for Registered Debt Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and, if Registered Debt Securities of the series are to be issuable as a global Debt Security, the identity of the depository for such series;

          (17) the date as of which any Bearer Debt Securities of the series and any temporary global Debt Security representing Outstanding Debt Securities of the series shall be dated if other than the date of original issuance of the first Debt Security of the series to be issued;

          (18) the Person to whom any interest on any Registered Debt Security of the series shall be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in Section 304;

          (19) the applicability, if any, of Sections 1402 and/or 1403 to the Debt Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

          (20) if the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

          (21) if the Debt Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

          (22) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 1013 on the Debt Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

          (23) the obligation, if any, of the Company to permit the conversion of the Debt Securities of such series into the Company's Common Shares or Preferred Shares (and the class thereof), as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion; and

          (24) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Debt Securities of any one series and the coupons appertaining to any Bearer Debt Securities of such series shall be substantially identical except, in the case of Registered Debt Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 303) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional securities of such series.

     If any of the terms of the Debt Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Debt Securities of such series.

     SECTION 302. DENOMINATIONS. The Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section
301. With respect to Debt Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Debt Securities of any series, the Registered Debt Securities of such series, other than Registered Debt Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer securities of such series, other than Bearer Debt Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

     SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Debt Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debt Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Debt Securities.

     Debt Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such securities or did not hold such offices at the date of such Debt Securities or coupons.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company order for the authentication and delivery of such Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Debt Securities; PROVIDED, HOWEVER, that, in connection with its original issuance, no Bearer Debt Security shall be mailed or otherwise delivered to any location in the United States; and PROVIDED FURTHER that, unless otherwise specified with respect to any series of Debt Securities pursuant to Section 301, a Bearer Debt Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Debt Security shall have furnished a certificate to Euroclear or

CEDEL, as the case may be, in the form set forth in Exhibit A-1 to this Indenture or such other certificate as may be specified with respect to any series of Debt Securities pursuant to Section 301, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Debt Security is delivered and the date on which any temporary Debt Security first becomes exchangeable for such Bearer Debt Security in accordance with the terms of such temporary Debt Security and this Indenture. If any Debt Security shall be represented by a permanent global Bearer Debt Security, then, for purposes of this Section and
Section 304, the notation of a beneficial owner's interest therein upon original issuance of such Debt Security or upon exchange of a portion of a temporary global Debt Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Debt Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Debt Security unless all appurtenant coupons for interest then matured have been detached and canceled.

     If all the Debt Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Debt Securities and determining the terms of particular Debt Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

          (i)  an Opinion of Counsel stating that

               (a) the form or forms of such Debt Securities and any coupons have been established in conformity with the provisions of this Indenture;

               (b) the terms of such Debt Securities and any coupons have been established in conformity with the provisions of this Indenture; and

               (c) such Debt Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles; and

          (ii) an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Debt Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to any of the Debt Securities shall have occurred and be continuing.

     If such form or terms have been so established, the Trustee shall not be required to authenticate such Debt Securities if the issue of such Debt Securities pursuant to this Indenture will affect the Trustee's own rights, duties, obligations or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all the Debt Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers' Certificate otherwise required pursuant to Section 301 or a Company Order, or an Opinion of Counsel or an Officers' Certificate otherwise required pursuant to the preceding paragraph at the time of issuance of each Debt Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Debt Security of such series.

     Each Registered Debt Security shall be dated the date of its authentication and each Bearer Debt Security shall be dated as of the date specified as contemplated by Section 301.

     No Debt Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security or Debt Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Debt Security has never been issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     SECTION 304. TEMPORARY DEBT SECURITIES. (a) Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as conclusively evidenced by their execution of such Debt Securities. In the case of Debt Securities of any series, such temporary securities may be in global form.

     Except in the case of temporary Debt Securities in global form (which shall be exchanged in accordance with Section 304(b) or as otherwise provided in or pursuant to a Board Resolution), if temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt
Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations; PROVIDED, HOWEVER, that no definitive Bearer Debt Security shall be delivered in exchange for a temporary Registered Debt Security; and PROVIDED FURTHER that a definitive Bearer Debt Security shall be delivered in exchange for a temporary Bearer Debt Security only in compliance with the conditions set forth in Section 303. Until so exchanged, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

     (b)  Unless otherwise provided in or pursuant to a Board Resolution, this
Section 304(b) shall govern the exchange of temporary Debt Securities issued in global form other than through the facilities of The Depository Trust Company. If any such temporary Debt Security is issued in global form, then such temporary global Debt Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository (the "Common Depository"), for the benefit of Euroclear and CEDEL, for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct).

     Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Debt Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Debt Securities, in aggregate principal amount equal to the principal amount of such temporary global Debt Security, executed by the Company. On or after the Exchange Date, such temporary global Debt Security shall be surrendered by the Common Depository to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Debt Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Debt Security, an equal aggregate principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Debt Security to be exchanged. The definitive Debt Securities to be delivered in exchange for any such temporary global Debt Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; PROVIDED, HOWEVER, that, unless otherwise specified in such temporary global Debt Security, upon such presentation by the Common Depository, such temporary global Debt Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Debt Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL as to the portion of such temporary global Debt Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture or in such other form as may be established pursuant to Section 301; and PROVIDED FURTHER that definitive Bearer Debt Securities shall be delivered in exchange for a portion of a temporary global Debt Security only in compliance with the requirements of
Section 303.

     Unless otherwise specified in such temporary global Debt Security, the interest of a beneficial owner of Debt Securities of a series in a temporary global Debt Security shall be exchanged for definitive Debt Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL, as the case may be, to request such exchange on his behalf and delivers to Euroclear or CEDEL, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL, the Trustee, any Authenticating Agent appointed for such series of Debt Securities and each Paying Agent. Unless otherwise specified in such temporary global Debt Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Debt Security, except that a Person receiving definitive Debt Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Debt Securities in person at the offices of Euroclear or CEDEL. Definitive Debt Securities in bearer form to be delivered in exchange for any portion of a temporary global Debt Security shall be delivered only outside the United States.

     Until exchanged in full as hereinabove provided, the temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Debt Security on an Interest Payment Date for Debt Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL on such Interest Payment Date upon delivery by Euroclear and CEDEL to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other forms as may be established pursuant to Section 301), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary global Debt Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit A-1 to this Indenture (or in such other forms as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 304(b) and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary global Debt Security with respect to which such certification was made will be exchanged for definitive securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary global Debt Security will be made unless and until such interest in such temporary global Debt Security shall have been exchanged for an interest in a definitive Debt Security. Any interest so received by Euroclear and CEDEL and not paid as herein provided shall be returned, prior to the expiration of two years after such Interest Payment Date, (i) to the Trustee, in order to be repaid to the Company, if originally paid by the Trustee, and (ii) to the

Company if originally paid by the Company. The Trustee shall be under no duty to make any inquiry of either Euroclear or CEDEL as to whether any such interest remains unpaid.

     SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. The Company shall cause to be kept at the Corporate Trust office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Debt Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the "Debt Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Debt Securities and of transfers of Registered Debt Securities. The Debt Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee, at its Corporate Trust office, is hereby initially appointed "Debt Security Registrar" for the purpose of registering Registered Debt Securities and transfers of Registered Debt Securities on such Debt Security Register as herein provided. In the event that the Trustee shall cease to be Debt Security Registrar, it shall have the right to examine the Debt Security Register at all reasonable times.

     Subject to the provisions of this Section 305, upon surrender for registration of transfer of any Registered Debt Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Debt Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

     Subject to the provisions of this Section 305, at the option of the Holder, Registered Debt Securities of any series may be exchanged for other Registered Debt Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Debt Securities to be exchanged at any such office or agency. Whenever any such Registered Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Debt Securities which the Holder making the exchange is entitled to receive. Unless otherwise specified with respect to any series of Debt Securities as contemplated by Section 301, Bearer Debt Securities may not be issued in exchange for Registered Debt Securities.

     If (but only if) permitted by the applicable Board Resolution and (subject to Section 303) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 301, at the option of the Holder, Bearer Debt Securities of any series may be exchanged for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Debt Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Debt Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Debt Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debt Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the portion of such payment equal to the face amount of such surrendered coupon, PROVIDED, HOWEVER, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Debt Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Debt Security of the same series and like tenor after the close of business at such office or agency on
(i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record
Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Debt Security shall be surrendered without the coupon relating to such interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Debt Security issued in exchange for such Bearer
Debt Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities which the Holder making the exchange is entitled to receive.

     Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Debt Security shall be exchangeable only as provided in this paragraph. If the depository for any permanent global Debt Security is The Depository Trust Company ("DTC") , then, unless the terms of such global Debt Security expressly permit such global Debt Security to be exchanged in whole or in part for definitive Debt Securities, a global Debt Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such global Debt Security selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depository for the applicable global Debt Security or Debt Securities or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 if so required by applicable law or regulation, the Company shall appoint a successor depository with respect to such global Debt Security or Debt Securities if (x) a successor depository for such global Debt Security or Debt Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Debt Securities represented by such global Debt Security or Debt Securities advise DTC to cease acting as depository for such global Debt Security or securities or (z) the Company, in its sole discretion, determines at any time that all Outstanding Debt Securities (but not less than all) of any series issued or issuable in the form of one or more global Debt Securities shall no longer be represented by such global Debt Security or securities, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Debt Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Debt Security or Debt Securities. If any beneficial owner of an interest in a permanent global Debt Security is otherwise entitled to exchange such interest for Debt Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent global Debt Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall execute, and the Trustee shall authenticate and deliver, definitive Debt Securities in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Debt Security. On or after the earliest date on which such interests may be so exchanged, such permanent global Debt Security shall be surrendered for exchange by DTC or such other depository as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose; PROVIDED, HOWEVER, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Debt Securities to be redeemed and ending on the relevant Redemption Date if the Debt Security for which exchange is requested may be among those selected for redemption; and PROVIDED FURTHER that no Bearer Debt Security delivered in exchange for a portion of a permanent global Debt Security shall be mailed or otherwise delivered to any location in the United States. If a Registered Debt Security is issued in exchange for any portion of a permanent global Debt Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or
(ii) any special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, Interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Debt Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Debt Security is payable in accordance with the provisions of this Indenture.

     All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

     Every Registered Debt Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Debt Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debt Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.

     The Company or the Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Debt Security if such Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Debt Securities to be redeemed under Section 1103 and ending at the close of business on (A) if such Debt Securities are issuable only as Registered Debt Securities, the day of the mailing of the relevant notice of redemption and (B) if such Debt Securities Are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as Registered Debt Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Debt Security so selected for redemption in whole or in part, except, in the case of any Registered Debt Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Debt Security so selected for redemption except that such a Bearer Debt Security may be exchanged for a Registered Debt Security of that series and like tenor, PROVIDED that such Registered Debt Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid.

     SECTION 306. MUTILATED, DESTROYED, LOST AND STOLEN DEBT SECURITIES. If any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining to it is surrendered to the Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debt Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Debt Security.

     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debt Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debt Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security or in exchange for the Debt Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Debt Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Debt Security or to the Debt Security to which such destroyed, lost or stolen coupon appertains.

     Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Debt Security or coupon has become or is about to become due and payable, the company in its discretion may, instead of issuing a new Debt Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Debt Security or to the Debt Security to which such destroyed, lost or stolen coupon appertains, pay such Debt Security or coupon; PROVIDED, HOWEVER, that payment of principal of (and premium, if any), any interest on and any Additional Amounts with respect to, Bearer Debt Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Debt Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

     Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Debt Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Debt Security, or in exchange for a Debt Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series and their coupons, if any, duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or coupons.

     SECTION 307. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Except as otherwise specified with respect to a series of Debt Securities in accordance with the provisions of Section 301, interest on any Registered Debt Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the company maintained for such purpose pursuant to Section 1002; PROVIDED, HOWEVER, that each installment of interest on any Registered Debt Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Debt Security Register or
(ii) transfer to an account maintained by the payee located inside the United States.

     Unless otherwise provided as contemplated by Section 301 with respect to the Debt Securities of any series, payment of interest may be made, in the case of a Bearer Debt Security, by transfer to an account maintained by the payee with a bank located outside the United States.

     Unless otherwise provided as contemplated by Section 301, every permanent global Debt Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or CEDEL, as the case may be, with respect to that portion of such permanent global Debt Security held for its account by Cede & Co. or the Common Depository, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Debt Security to the accounts of the beneficial owners thereof.

     In case a Bearer Debt Security of any series is surrendered in exchange for a Registered Debt Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Debt Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Except as otherwise specified with respect to a series of Debt Securities in accordance with the provisions of Section 301, any interest on any Registered security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Debt Securities of such series (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Debt Security of such series and the date of the proposed payment (which shall not be less-than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Debt Securities of such series at his address as it appears in the Debt Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Debt Securities of such series (or their respective Predecessor Debt Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Debt Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Debt Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Debt Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          (2) The Company may make payment of any Defaulted Interest on the Registered Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section and Section 305, each Debt Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

     SECTION 308. PERSONS DEEMED OWNERS. Prior to due presentment of a Registered Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Sections 305 and 307) interest on, such Registered Debt Security and for all other purposes whatsoever, whether or not such Registered Debt Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Title to any Bearer Debt Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer security and the Holder of any coupon as the absolute owner of such Debt Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Debt Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee, any Paying Agent or the Debt Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Debt Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Notwithstanding the foregoing, with respect to any global Debt Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such global Debt Security or impair, as between such depository and owners of beneficial interests in such global Debt Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such global Debt Security.

     SECTION 309. CANCELLATION. All Debt Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Debt Securities and coupons surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debt Securities previously authenticated hereunder which the company has not issued and sold, and all Debt Securities so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are surrendered to the Trustee for cancellation. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities canceled as provided in this Section, except as expressly permitted by this Indenture. Canceled Debt Securities and coupons held by the Trustee shall be destroyed by the Trustee and the Trustee shall deliver a certificate of such destruction to the Company, unless by a Company order the Company directs their return to it.

     SECTION 310. COMPUTATION OF INTEREST. Except as otherwise specified as contemplated by Section 301 with respect to Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                           ARTICLE FOUR
                     SATISFACTION AND DISCHARGE

     SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Debt Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Debt Securities of such series herein expressly provided for and any right to receive Additional Amounts, as provided in Section 1013), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

          (1)  either

               (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Debt Securities surrendered for exchange for Registered Debt Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, and (iv) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

               (B) all Debt Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Debt Securities and such coupons not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and any predecessor Trustee under
Section 606, the obligations of the

Company to any Authenticating Agent under Section 611 and, if money shall have been deposited with and held by the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

     SECTION 402. APPLICATION OF TRUST FUNDS. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to
Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and any interest and Additional Amounts for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE
                                    REMEDIES

     SECTION 501. EVENTS OF DEFAULT. "Event of Default", wherever used herein with respect to any particular series of Debt Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon or any Additional Amounts payable in respect of any Debt Security of that series or of any coupon appertaining thereto, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of any principal of (or premium, if any, on) any Debt Security of that series when it becomes due and payable at its Maturity; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of that series; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Debt Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) if any event of default under any bond, debenture, note or other evidence of indebtedness of the Company (including an event of default with respect to any other series of securities), or under any mortgage, indenture or other instrument of the

     Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in an aggregate principal amount exceeding $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been waived, rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder. Subject to the provisions of Section 601, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

          (6) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D)  makes a general assignment for the benefit of its creditors;
          or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of either of its property, or

               (C) orders the liquidation of the Company or any Significant Subsidiary of the Company,

     and the order or decree remains unstayed and in effect for 90 days; or

           (8) any other Event of Default provided with respect to Debt Securities of that series.

As used in this Section 501, the term "Bankruptcy Law" means Title 11 U.S. Code or any similar Federal or State law for the relief of debtors and the term "Custodian" means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

     SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal (or, if any Debt Securities are Original Issue Discount Debt Securities or Indexed Debt Securities, such portion of the principal as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series):

               (A) all overdue installments of interest on and any Additional Amounts payable in respect of all Outstanding Debt Securities of that series and any related coupons,

               (B) the principal of (and premium, if any, on) any Outstanding Debt Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Debt Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Amounts at the rate or rates borne by or provided for in such Debt Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Debt Securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Debt

     Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Company covenants that if:

          (1) default is made in the payment of any installment of interest or Additional Amounts, if any, on any Debt Security of any series and any related coupon when such interest or Additional Amount becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Debt Security of any series at its Maturity,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Debt Securities of such series and coupons, the whole amount then due and payable on such Debt Securities and coupons for principal (and premium, if any) and interest and Additional Amounts, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Debt Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities of such series, wherever situated.

     If an Event of Default with respect to Debt Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debt Securities or the property of the Company or of such other obligor or their creditors, the

Trustee (irrespective of whether the principal of the Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Debt Securities of such series, of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Debt Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Debt Securities of such series and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 606.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Debt Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Debt Security or coupon in any such proceeding.

     SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES OR COUPONS. All rights of action and claims under this Indenture or any of the Debt Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the securities and coupons in respect of which such judgment has been recovered.

     SECTION 506. APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest and any Additional Amounts, upon presentation of the Debt Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the payment of all amounts due the Trustee and any
     predecessor Trustee under Section 606;

          SECOND:   To the payment of the amounts then due and unpaid upon the
     Debt Securities and coupons for principal (and premium, if any) and interest and any Additional Amounts payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Debt Securities and coupons for principal (and premium, if any), interest and Additional Amounts, respectively; and

          THIRD:    To the payment of the remainder, if any, to the Company.

     SECTION 507. LIMITATION ON SUITS. No Holder of any Debt Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

     SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM, IF ANY, INTEREST AND ADDITIONAL AMOUNTS. Notwithstanding any other provision in this Indenture, the Holder of any Debt Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) interest on, and any Additional Amounts in respect of, such Debt Security or payment of such coupon on the respective due dates expressed in such Debt Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 509. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder of a Debt Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, the Company, the Trustee and the Holders of Debt Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 510. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debt Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 511. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Debt Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Debt Securities or coupons, as the case may be.

     SECTION 512. CONTROL BY HOLDERS OF DEBT SECURITIES. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, PROVIDED that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Debt Securities of such series not joining therein.

     SECTION 513. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Debt Security of such series or any related coupons, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 514. WAIVER OF USURY, STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 515. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debt Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Debt Security on or after the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on or after the Redemption
Date).

                                 ARTICLE SIX
                                 THE TRUSTEE

     SECTION 601. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any default hereunder with respect to the Debt Securities of any series, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Debt Security of such series, or in the payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine, that the withholding of such notice is in the interests of the Holders of the Debt Securities and coupons of such series; and PROVIDED FURTHER that in the case of any default or breach of the character specified in section 501(4) with respect to the Debt Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the securities of such series.

     SECTION 602.  CERTAIN RIGHTS OF TRUSTEE.  Subject to the provisions of TIA
Section 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Debt Security, together with any coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Except during the continuance of an Event of Default, the Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

     SECTION 603. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBT SECURITIES. The recitals contained herein and in the Debt Securities, except the Trustee's certificate of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Debt Securities or the proceeds thereof.

     SECTION 604. MAY HOLD DEBT SECURITIES. The Trustee, any Paying Agent, Debt Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debt Security Registrar, Authenticating Agent or such other agent.

     SECTION 605. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 606.  COMPENSATION AND REIMBURSEMENT.  The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse each of the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on particular Debt Securities or any coupons.

     The provisions of this Section shall survive the termination of this Indenture.

     SECTION 607. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY; CONFLICTING INTERESTS. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) (1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 608. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

     (b) The Trustee may resign at any time with respect to the securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time with respect to the securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Trustee and to the Company.

     (d)  If at any time:

     (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Debt Security who has been a bona fide Holder of a Debt Security for at least six months, or

     (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder of a Debt Security who has been a bona fide Holder of a Debt Security for at least six months, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee and appoint a successor Trustee with respect to all Debt Securities, or (ii) subject to TIA Section 315(e), any Holder of a Debt Security who has been a bona fide Holder of a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debt Securities and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Debt Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders of Debt Securities and accepted appointment in the manner hereinafter provided, any Holder of a Debt Security who has been a bona fide Holder of a Debt
Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to Debt Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner provided for notices to the Holders of Debt Securities in section 106. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust office.

     SECTION 609. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. (a) In case of the appointment hereunder of a successor Trustee with respect to all Debt Securities, every such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien and claim, if any, provided for in Section 606.

     (b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article Nine hereof, wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee;
and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 610. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, PROVIDED such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities or coupons shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities or coupons so authenticated with the same effect as if such successor Trustee had itself authenticated such securities or coupons. In case any securities or coupons shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities or coupons, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

     SECTION 611. APPOINTMENT OF AUTHENTICATING AGENT. At any time when any of the securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent for any series of Debt Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Debt Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Debt Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in
Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

     This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                         [____________________], as Trustee


                         By:  ----------------------------------,
                                as Authenticating Agent


                                By:  ----------------------------
                                       Authorized Officer


                             ARTICLE SEVEN
             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 701. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS. Every Holder of Debt Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Debt Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Debt Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

     SECTION 702. REPORTS BY TRUSTEE. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Debt Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Debt Securities as provided in TIA Section 313 (c) a brief report dated as of such May 15 if required by TIA Section 313(a).

     SECTION 703.  REPORTS BY COMPANY.  The Company will:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to the Holders of Debt Securities, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     SECTION 704. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS. The Company will furnish or cause to be furnished to the Trustee:

     (a) semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Debt Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Registered Debt Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Debt Securities, semiannually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, PROVIDED, HOWEVER, that, so long as the Trustee is the Debt Security Registrar, no such list shall be required to be furnished.

                                ARTICLE EIGHT
              CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

     SECTION 801. CONSOLIDATIONS AND MERGERS OF COMPANY AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. The Company will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other Person unless (i) either the Company shall be the continuing corporation, or the successor Person (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and shall expressly assume by supplemental indenture complying with Article Nine hereof, satisfactory to the Trustee and executed and delivered to the Trustee by such corporation, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on and all Additional Amounts, if any, payable in respect of, all of the outstanding Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the other covenants and conditions contained in the outstanding Debt Securities and this Indenture and (ii) immediately after giving effect to such transaction and treating any Debt (including Acquired Debt) which becomes an obligation of the Company or any of its Subsidiaries as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. In the event that the Company is not the continuing corporation, then, for purposes of clause (ii) of the preceding sentence, the successor corporation shall be deemed to be the "Company" referred to in such clause
(ii).

     SECTION 802. RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Debt Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the securities thereafter to be issued as may be appropriate.

     SECTION 803. OFFICERS' CERTIFICATE AND OPINION OF COUNSEL. Any consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                ARTICLE NINE
                          SUPPLEMENTAL INDENTURES

     SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders of Debt Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debt Securities contained; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities (and if such covenants are to be for the benefit of less than all series of securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities (and if such Events of Default are to be for the benefit of less than all series of Debt Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); PROVIDED, HOWEVER, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Debt Securities to which such additional Events of Default apply to waive such default; or

          (4) to add to or change any of the provisions of this Indenture to provide that Bearer Debt Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Debt Securities, to permit Bearer Debt Securities to be issued in exchange for Registered Debt Securities, to permit Bearer Debt Securities to be issued in exchange for Bearer Debt Securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, PROVIDED that any such action shall not adversely affect the interests of the Holders of securities of any series or any related coupons in any material respect; or

          (5) to change or eliminate any of the provisions of this Indenture, PROVIDED that any such change or elimination shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (6)  to secure the Debt Securities; or

          (7) to establish the form or terms of Debt Securities of any series and any related coupons as permitted by Sections 201 and 301, including the provisions and procedures relating to Debt Securities convertible into Common Shares or Preferred Shares, as the case may be; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

          (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED such provisions shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect; or

          (10) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities pursuant to Sections 401, 1402 and 1403; PROVIDED that any such action shall not adversely affect the interests of the Holders of Debt Securities of such series and any related coupons or any other series of Debt Securities in any material respect.

     SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debt Securities and any related coupons under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security affected thereby:

          (1) change the Stated Maturity of the principal of (or premium,if any, on) or any installment of principal of or interest on, any Debt Security; or reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 1013 (except as contemplated by Section 801 and permitted by Section 901), or reduce the amount of the principal of an original Issue Discount Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of the Holder of any Debt Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or

          (2) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of
     Section 1504 for quorum or voting, or

          (3)  modify any of the provisions of this Section, Section 513 or
     Section 1013, except to increase the percentage required to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

     SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

     SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 906.  REFERENCE IN DEBT SECURITIES TO SUPPLEMENTAL INDENTURES.
Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series.

                                ARTICLE TEN
                                 COVENANTS

     SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, INTEREST AND ADDITIONAL AMOUNTS. The Company covenants and agrees for the benefit of the Holders of each series of Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on and any Additional Amounts payable in respect of the Debt Securities of that series in accordance with the terms of such series of Debt Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by
Section 301 with respect to any series of Debt Securities, any interest due on and any Additional Amounts payable in respect of Bearer Debt Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in
Section 1013 in respect of principal of (or premium, if any, on) such a Debt Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. Unless otherwise specified with respect to Debt Securities of any series pursuant to Section 301, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Debt Security or other person entitled thereto against surrender of such Debt Security.

     SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY. If Debt Securities of a series are issuable only as Registered Debt Securities, the Company shall maintain in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities of that series may be presented or surrendered for payment or conversion, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served. If Debt Securities of a series are issuable as Bearer securities, the Company will maintain: (A) in [The Borough of Manhattan, City of New York], an office or agency where any Registered Debt Securities of that series may be presented or surrendered for payment or conversion, where any Registered Debt Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served and where Bearer Debt Securities of that series and related coupons may be presented or surrendered for payment or conversion in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Debt Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Debt Securities of that series pursuant to
Section 1013) or conversion; PROVIDED, HOWEVER, that if the Debt Securities of that series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange; and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Debt Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust office of the Trustee, except that Bearer Debt Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer securities of that series pursuant to Section 1013) or conversion at the offices specified in the Debt Security, in [London, England], and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise specified with respect to any Debt Securities pursuant to
Section 301, no payment of principal, premium or interest on or Additional Amounts in respect of Bearer Debt Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; PROVIDED, HOWEVER, that, if the Debt Securities of a series are payable in Dollars, payment of principal of and any premium and interest on any Bearer Debt Security (including any Additional Amounts payable in respect of Debt Securities of such series pursuant to Section 1013) shall be made at the office of the Company's Paying Agent in [The Borough of Manhattan, City of New York], if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the company in accordance with this Indenture, is illegal or effectively precluded by exchange controls or other similar restrictions.

     The Company may from time to time designate one or more other offices or agencies where the Debt Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Debt Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise specified with respect to any Debt Securities pursuant to Section 301 with respect to a series of Debt Securities, the Company hereby designates as a Place of Payment for each series of Debt Securities the office or agency of the Company in [The Borough of Manhattan, The City of New York], and initially appoints the Trustee, at its offices located at ______________, as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise specified with respect to any Debt Securities pursuant to
Section 301, if and so long as the Debt Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Debt Securities, or as so required, at least one exchange rate agent.

     SECTION 1003. MONEY FOR DEBT SECURITIES PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent with respect to any series of any Debt Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any of the Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Debt Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any Debt Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities) in the making of any such payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the

Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Except as otherwise provided in the Debt Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any), interest or Additional Amounts has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the company for payment of such principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Debt Security, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 1004. AGGREGATE DEBT TEST. The Company will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) is greater than 60% of the sum of (without duplication)
(i) the Total Assets of the Company and its Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

     SECTION 1005. DEBT SERVICE TEST. The Company will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Company or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to repay other Debt), and the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of such four-quarter period, had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period); and (ii) in the case of any acquisition or disposition by the Company or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value
(determined in good faith by the Company's Board of Directors) in excess of $1 million, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation (the "Subject Debt") or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge such Debt shall, for periods prior to the date on which such Debt was incurred or, in the cae of the Subject Debt, for the entire such four-quarter period, be deemed to bear interest at a fixed rate per annum equal to the rate of interest in effect on the date such Debt was incurred or, in the case of the Subject Debt, the date of such calculation (except that, in the case of Debt (other than the Subject Debt) under any revolving credit facility, line of credit or similar facility, the interest rate used in calculating the Annual Debt Service Charge for the entire such four-quarter period shall be the average daily interest rate for each day on which any Debt was outstanding under such revolving credit facility, line of credit or similar facility during such four-quarter period).

     SECTION 1006. SECURED DEBT TEST. The Company will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any property or assets of the Company or any of its Subsidiaries, whether owned on the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, the aggregate principal amount (determined on a consolidated basis in accordance with generally accepted accounting principles) of all outstanding Debt of the Company and its Subsidiaries which is secured by any Lien on any property or assets of the Company or any of its Subsidiaries is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the last day of the then most recently ended fiscal quarter and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce
Debt), by the Company or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles.

     SECTION 1007. MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Company and its Subsidiaries must have Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

     SECTION 1008. EXISTENCE. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the outstanding Debt Securities.

     SECTION 1009. MAINTENANCE OF PROPERTIES. The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company or any Subsidiary from selling or otherwise disposing of for value its properties in the ordinary course of business.

     SECTION 1010. INSURANCE. The Company will, and will cause each of its Subsidiaries to, keep all of their respective insurable properties insured against loss or damage in amounts at least equal to their then full insurable value with financially sound and reputable insurance companies; provided that neither the Company nor any of its Subsidiaries shall be required to maintain earthquake insurance coverage with respect to any property so long as (i) the Board of Directors of the Company reasonably determines (as evidenced by a resolution delivered to the Trustee) that earthquake insurance coverage for such property is not available on commercially reasonable terms, and (ii) not less frequently than every three months thereafter, the Board of Directors of the Company reasonably determines (as evidenced by a resolution delivered to the Trustee) that earthquake insurance coverage for such property is not available on commercially reasonable terms. In the event that the obligation to maintain earthquake insurance coverage with respect to any property shall have been suspended pursuant to the proviso to the preceding sentences but the Company shall thereafter fail to comply with its obligations under clause (ii) of such proviso (including, without limitation, because the Board of Directors shall have determined that earthquake coverage is available on commercially reasonable terms), then the obligation to maintain earthquake insurance coverage with respect to such property shall be immediately and automatically reinstated, subject to the right of the Company thereafter to cause such obligation to again be suspended by complying with the terms of such proviso.

     SECTION 1011. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 1012. PROVISION OF FINANCIAL INFORMATION. Whether or not the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will, to the extent permitted under the Securities Exchange Act of 1934, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject.

     The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934 if the Company were subject to such Sections, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

     SECTION 1013. WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1012, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Debt Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE ELEVEN
                          REDEMPTION OF SECURITIES

     SECTION 1101. APPLICABILITY OF ARTICLE. Debt Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Debt Securities of any series) in accordance with this Article.

     SECTION 1102. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Debt Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series, the Company shall, at least 45 days prior to the giving of the notice of redemption referred to in Section 1104 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series to be redeemed. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

     SECTION 1103. SELECTION BY TRUSTEE OF DEBT SECURITIES TO BE REDEEMED. If less than all the Debt Securities of any series issued on the same day with the same terms are to be redeemed, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series issued on such date with the same terms not previously called for redemption (excluding any such Outstanding Debt Securities held by the Company or any of its Subsidiaries), by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of that series or any integral multiple thereof) of the principal amount of Debt Securities of such series of a denomination larger than the minimum authorized denomination for Debt Securities of that series.

     The Trustee shall promptly notify the Company and the Debt Security Registrar (if other than itself) in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

     SECTION 1104. NOTICE OF REDEMPTION. Notice of redemption shall be given in the manner provided in section 106, not less than 30 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 301, to each Holder of Debt Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Debt Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Debt Security or portion thereof.

     Any notice that is mailed to the Holders of Registered Debt Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 1106, if any, and Additional Amounts, if any,

          (3) if less than all Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Debt Security or Debt Securities to be redeemed,

          (4) in case any Debt Security is to be redeemed in part only, the notice which relates to such Debt Security shall state that on and after the Redemption Date, upon surrender of such Debt Security, the holder will receive, without a charge, a new Debt Security or Debt Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 1106, if any, will become due and payable upon each such Debt Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

          (6) the Place or Places of Payment where such Debt Securities, together in the case of Bearer Debt Securities with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, or for conversion,

          (7)  that the redemption is for a sinking fund, if such is the case,

          (8) that, unless otherwise specified in such notice, Bearer securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

          (9) if Bearer Debt Securities of any series are to be redeemed and any Registered Debt Securities of such series are not to be redeemed, and if such Bearer Debt Securities may be exchanged for Registered Debt Securities not subject to redemption on this Redemption Date pursuant to
     Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

          (10) the CUSIP number of such Debt Security, if any, and

          (11) if applicable, that a Holder of Debt Securities who desires to convert Debt Securities for redemption must satisfy the requirements for conversion contained in such Debt Securities, the then existing conversion price or rate, and the date and time when the option to convert shall expire.

     Notice of redemption of Debt Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 1105. DEPOSIT OF REDEMPTION PRICE. At or prior to 10:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debt Securities or portions thereof which are to be redeemed on that date.

     SECTION 1106. DEBT SECURITIES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Debt Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debt Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Debt Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Debt Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Debt Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest on Bearer Debt Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of coupons for such interest; and PROVIDED FURTHER that, except as otherwise provided with respect to Debt Securities convertible into Common Shares or Preferred Shares, installments of interest on Registered Debt Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Bearer Debt Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Debt Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debt Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; PROVIDED, HOWEVER, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of those coupons.

     If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debt Security.

     SECTION 1107. DEBT SECURITIES REDEEMED IN PART. Any Registered Debt Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge a new security or securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered.

     SECTION 1108. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Debt Securities, the Company may arrange for the purchase and conversion of any Debt Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Debt Securities by paying to the Trustee or the Paying Agent in trust for the Holders of Debt Securities, on or before 10:00 a.m. New York time on the Redemption Date, an amount not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date of such Debt Securities, in immediately available funds. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Debt Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Debt Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the last day on which Debt Securities of such series called for redemption may be converted in accordance with this Indenture and the terms of such Debt Securities, subject to payment to the Trustee or Paying Agent of the above-described amount. The Trustee or the Paying Agent shall hold and pay to the Holders whose Debt Securities are selected for redemption any such amount paid to it in the same manner as it would pay moneys deposited with it by the Company for the redemption of Debt Securities. Without the Trustee's and the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debt Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee and the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Trustee and the Paying Agent from, and hold them harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purpose and conversion of any Debt Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee and the Paying Agent (including the fees and expenses of their agents and counsel) in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of their powers, duties, responsibilities or obligations under this Indenture.

                                ARTICLE TWELVE
                                SINKING FUNDS

     SECTION 1201. APPLICABILITY OF ARTICLE. The provisions of this Article shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified as contemplated by Section 301 for Debt Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of such Debt Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of any Debt Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

     SECTION 1202. SATISFACTION OF SINKING FUND PAYMENTS WITH DEBT SECURITIES. The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Debt Securities of a series, (1) deliver Outstanding Debt Securities of such series (other than any previously called for redemption) together in the case of any Bearer Debt Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Debt Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, as provided for by the terms of such Debt Securities, or which have otherwise been acquired by the Company; PROVIDED that such Debt Securities so delivered or applied as a credit have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

     SECTION 1203. REDEMPTION OF DEBT SECURITIES FOR SINKING FUND. Not less than 60 days prior to each sinking fund payment date for Debt Securities of any series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities of such series are payable (except as otherwise specified pursuant to section 301 for the Debt Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Debt Securities to be so delivered and credited. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in
Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

                                     ARTICLE THIRTEEN
                           REPAYMENT AT THE OPTION OF HOLDERS

     SECTION 1301. APPLICABILITY OF ARTICLE. Repayment of Debt Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Debt Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 301) in accordance with this Article.

     SECTION 1302. REPAYMENT OF DEBT SECURITIES. Debt Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Debt Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Debt Securities. The Company covenants that at or prior to 10:00 a.m. on the Repayment Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section
1003) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities of such series are payable (except as otherwise specified pursuant to Section
301 for the Debt Securities of such series) sufficient to pay the principal
(or, if so provided by the terms of the Debt Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Debt Securities or portions thereof, as the case may be, to be repaid on such date.

     SECTION 1303. EXERCISE OF OPTION. Debt Securities of any series subject to repayment at the option of the Holders thereof will contain an "Option to Elect Repayment" form on the reverse of such securities. In order for any Debt Security to be repaid at the option of the Holder, the Trustee must receive at the Place of Payment therefor specified in the terms of such Debt Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Debt Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Debt Security so providing for such repayment together with the "Option to Elect Repayment" form on the reverse thereof duly completed by the Holder (or by the Holder's attorney duly authorized in writing) or (2) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of securities Dealers, Inc. ("NASD") , or a commercial bank or trust company in the United States setting forth the name of the Holder of the Debt Security, the principal amount of the Debt Security, the principal amount of the Debt Security to be repaid, the CUSIP number, if any, or a description of the tenor and terms of the Debt Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Debt Security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Debt Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; PROVIDED, HOWEVER, that such telegram, facsimile transmission or letter shall only be effective if such Debt Security and form duly completed are received by the Trustee by such fifth Business Day. If less than the entire principal amount of such Debt Security is to be repaid in accordance with the terms of such Debt Security, the principal amount of such Debt Security to be repaid, in increments of the minimum denomination for Debt Securities of such series, and the denomination or denominations of the Debt Security or Debt Securities to be issued to the Holder for the portion of the principal amount of such Debt Security surrendered that is not to be repaid, must be specified. The principal amount of any Debt Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Debt Security would be less than the minimum authorized denomination of Debt Securities of the series of which such Debt Security to be repaid is a part. Except as otherwise may be provided by the terms of any Debt Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

     SECTION 1304. WHEN DEBT SECURITIES PRESENTED FOR REPAYMENT BECOME DUE AND PAYABLE. If Debt Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such securities, such Debt Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Debt Securities on such Repayment Date) such Debt Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Debt Securities so to be repaid, except to the extent provided below, shall be void. Upon surrender of any such Debt Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Debt Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; PROVIDED, HOWEVER, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified pursuant to Section 301, only upon presentation and surrender of such coupons; and PROVIDED FURTHER that, in the case of Registered Debt Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Debt Securities, or one or more Predecessor securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Bearer Debt Security surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Debt Security may be paid after deducting from the amount payable therefor as provided in Section 1302 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debt Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; PROVIDED, HOWEVER, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

     If the principal amount of any Debt Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of original Issue Discount Debt Securities) set forth in such Debt Security.

     SECTION 1305. DEBT SECURITIES REPAID IN PART. Upon surrender of any Registered Debt Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security, without service charge and at the expense of the Company, a new Registered Debt Security or Debt Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Debt Security so surrendered which is not to be repaid.

                                ARTICLE FOURTEEN
                      DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 1401. APPLICABILITY OF ARTICLE; COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. If, pursuant to Section 301, provision is made for either or both of (a) defeasance of the securities of or within a series under Section 1402 or (b) covenant defeasance of the Debt Securities of or within a series under Section 1403, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Debt Securities), shall be applicable to such securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Debt Securities and any coupons appertaining thereto, elect to have Section 1402 (if applicable) or Section 1403 (if applicable) be applied to such Outstanding Debt Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

     SECTION 1402. DEFEASANCE AND DISCHARGE. Upon the company's exercise of the above option applicable to this Section with respect to any Debt Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Debt Securities and any coupons appertaining thereto on the date the conditions set forth in Section 1404 are satisfied (hereinafter "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Debt Securities and any coupons appertaining thereto and this Indenture insofar as such Debt Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such outstanding Debt Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Debt Securities and any coupons appertaining thereto when such payments are due, (B) the Company's obligations with respect to such Debt Securities under Sections 305, 306, 1002 and 1003 and with respect to the payment of Additional Amounts, if any, on such Debt Securities as contemplated by Section 1012, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 1403 with respect to such Debt Securities and any coupons appertaining thereto.

     SECTION 1403. COVENANT DEFEASANCE. Upon the Company's exercise of the above option applicable to this Section with respect to any Debt Securities of or within a series, the Company shall be released from its obligations under Sections 1004 to 1012, inclusive, (except that the Company shall remain subject to the covenant to preserve and keep in full force and effect its corporate existence, except as permitted under Article 8 "Consolidation, Merger, Sale, Lease or Conveyance") and, if specified pursuant to Section 301, its obligations under any other covenant, with respect to such Outstanding Debt Securities and any coupons appertaining thereto on and after the date the conditions set forth in
Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Debt Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1004 to 1012, inclusive, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Debt Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or 501(7) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Debt Securities and any coupons appertaining thereto shall be unaffected thereby.

     SECTION 1404. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of Section 1402 or Section 1403 to any Outstanding Debt Securities of or within a series and any coupons appertaining thereto:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Debt Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or
     (2) Government obligations applicable to such Debt Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Debt Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Debt Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Debt Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Debt Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Debt Securities and any coupons appertaining thereto.

          (b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute, a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Debt Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(6) and 501(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (d) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such outstanding Debt Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (e) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Debt Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company's option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

          (g) Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

     SECTION 1405. DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Section 1404 in respect of any outstanding Debt Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debt Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

     Unless otherwise specified with respect to any Debt Security pursuant to
Section 301, if, after a deposit referred to in Section 1404(a) has been made,
(a) the Holder of a Debt Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Debt Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 1404(a) has been made in respect of such Debt Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 1404(a) has been made, the indebtedness represented by such Debt Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Debt Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Debt Security into the currency or currency unit in which such Debt Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the conversion Event.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such outstanding Debt Securities and any coupons appertaining thereto.

     Anything in this Article to the contrary notwithstanding, subject to
Section 606, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

                                ARTICLE FIFTEEN
                       MEETINGS OF HOLDERS OF SECURITIES

     SECTION 1501. PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders of Debt Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debt Securities of such series.

     SECTION 1502. CALL, NOTICE AND PLACE OF MEETINGS. (a) The Trustee may at any time call a meeting of Holders of Debt Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in The City of San Francisco, California, or in [London] as the Trustee shall determine. Notice of every meeting of Holders of Debt Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

     (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of any series shall have requested the Trustee to call a meeting of the Holders of Debt Securities of such series for any purpose specified in
Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debt Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of San Francisco, California, or in [London] for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

     SECTION 1503. PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders of Debt Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Debt Securities of such series, or
(2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debt Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 1504. QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of a series shall constitute a quorum for a meeting of Holders of Debt Securities of such series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the

Outstanding Debt Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Debt Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debt Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Debt Securities of such series which shall constitute a quorum.

     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; PROVIDED, HOWEVER, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series.

     Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Debt Securities of such series and the related coupons, whether or not present or represented at the meeting.

     Notwithstanding the foregoing provisions of this section 1504, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series:

          (i)  there shall be no minimum quorum requirement for such meeting;
     and

          (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

     SECTION 1505. DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS. (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities of a series in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Debt Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debt Securities as provided in Section 1502(b), in which case the Company or the Holders of Debt Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Debt Securities of such series represented at the meeting.

          (c) At any meeting each Holder of a Debt Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Debt Securities of such series held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debt Security of such series or proxy.

          (d) Any meeting of Holders of Debt Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

     SECTION 1506. COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Holders of Debt Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Debt Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debt Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debt Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section
1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                 *    *    *

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                                 ARTICLE SIXTEEN
                            CONVERSION OF SECURITIES

     SECTION 1601. APPLICABILITY OF ARTICLE. Debt Securities of any series which are convertible into Common Stock at the option of the Holder of such Debt Securities shall be convertible in with their term and (unless otherwise specified as contemplated by Section 301 for the Debt Securities of any series) in accordance with this Article. Each reference in this Article Sixteen to "a Security" or "the Debt Securities" refers to the Debt Securities of the particular series that is convertible into Common Shares. It more than one series of Debt Securities with conversion privileges are outstanding at any time, the provisions of this Article Sixteen shall be applied separately to each such series.

     SECTION 1602. RIGHT OF HOLDERS TO CONVERT DEBT SECURITIES INTO COMMON SHARES. Subject to and upon compliance with the terms of the Debt Securities and the provisions of Section 1108 and this Article Sixteen, at the option of the Holder thereof, any Security of any series of any authorized denomination which is convertible into Common Shares, or any portion of the principal amount thereof which is $1,000 or any integral multiple of $1,000, may, at any time during the period specified in the Debt Securities of such series, or in case such Security of portion thereof shall have been called for redemption, then in respect of such Security or portion thereof until and including, but not after (unless the Company shall default in payment due upon the redemption thereof) the close of business an the Redemption Date (except that in the case of repayment at the option of the Holder, if specified in the terms of the relevant Security, such right shall terminate upon the Company's receipt of written notice of the exercise of such option), be converted into duly authorized, validly issued, fully paid and nonassessable Common Shares, as specified in such Security, at the conversion price or conversion rate for each $1,000 principal amount of Debt Securities (such initial conversion rate reflecting an initial conversion price specified in such security) in effect on the conversion date, or, in case an adjustment in the conversion price has taken place pursuant to the provisions of this Article Sixteen, then at the applicable conversion price as so adjusted, upon surrender of the Security or Debt Securities, the principal amount of which is so to be converted, to the Company at any time during usual business hours at the office or agency to be maintained by it in accordance with the provisions of Section 1002, accompanied by a written notice of election to an provided in Section 1603 and, if so required by the Company and/or the Trustee, by a written instrument or instruments of transfer in form satisfactory to the Company and/or the Trustee, as applicable, duly executed by the Holder thereof or his attorney duly authorized in writing.
All Debt Securities surrendered for conversion shall, if surrendered to the company or any conversion agent, be delivered to the Trustee for cancellation and canceled by it, or shall, if surrendered to the Trustee be canceled by it, as provided in Section 310.

     The initial conversion price or conversion rate in respect of a series of Debt Securities shall be as specified in the securities of such series. The conversion price or conversion rate will be subject to adjustment an the terms set forth in Section 1605 or such other or different terms, if any, as may be specified by Section 302 for Debt Securities of such series. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of any portion of it.

     SECTION 1603. ISSUANCE OF COMMON SHARES ON CONVERSIONS. As promptly as practicable after the surrender as herein provided, of any Security or Debt Securities for conversion into Common shares, the Company shall deliver or cause to be delivered at its said office or agency to or upon the written order of the Holder of the Security or Debt Securities so surrendered a certificate or certificates representing the number of duly authorized, validly issued, fully paid and nonassessable Common Shares into which such Security or Debt Securities may be converted in accordance with the terms thereof and the provisions of this Article Sixteen. Prior to delivery of such certificate or certificates, the Company shall require written notice at its said office or agency from the Holder of the security or securities so surrendered stating that the Holder irrevocably elects to convert such Security or securities, or if less than the entire principal amount thereof is to be converted, stating the portion thereof to be converted. Such notice shall also state the name or names (with address and social security or other taxpayer identification number) in which said certificate or certificates are to be issued. Such conversion shall be deemed to have been made at the time that such Security or Debt Securities shall have been surrendered for conversion and such notice shall have been received by the Company or the Trustee, the rights of the Holder of such Security or Debt Securities as a Holder shall cease at such time, the Person or Persons entitled to receive the Common Shares upon conversion of such Security or Debt Securities shall be treated for all purposes as having become either record holder or holders of such common Shares at such time and such conversion shall be at the conversion price in effect at such time. In the case of any Security of any series which is converted in part only, upon such conversion, the company shall execute and, upon the Company's request and at the Company's expense, the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder thereof, as requested by such Holder, a new Security or Debt Securities of such series of authorized denominations in aggregate principal amount equal to the unconverted portion of such Security.

     If the last day on which such Security may be converted is not a Business Day in a place where the conversion agent for that Security is located, such Security may be surrendered to that conversion agent on the next succeeding day that is a Business Day.

     The Company shall not be required to deliver certificates for Common Shares upon conversion while its stock transfer books are closed for a meeting of shareholders or for the payment of dividends or for any other purpose, but certificates for Common Shares shall be delivered as soon as the stock transfer books shall again be opened.

     SECTION 1604. NO PAYMENT OR ADJUSTMENT FOR INTEREST OR DIVIDENDS. Unless otherwise specified as contemplated by Section 301 for Debt Securities of such for Conversion into Common Shares during the period from the close of business on any Regular Record Date (or Special Record Date) next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Debt Securities called for redemption an a Redemption Date within such period) when surrendered for conversion must be accompanied by payment (by certified or official bank check to the order of the Company payable in clearing house funds at the location where the Debt Securities are surrendered) of an amount equal to the interest thereon to such Interest Payment Date. Payment of interest shall be made, on such Interest Payment Date or such other payment date (as set forth in Section 307), as the case may be, to the Holder of the Debt Securities as of such Regular Record Date or Special Record Date, as applicable. Except where Debt Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion. Notwithstanding the foregoing, upon conversion of any Original Issue Discount Security, the fixed number of Common Shares into which such Security is convertible delivered by the Company to the Holder thereof shall be applied, first, to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of such Security, and second, to the portion attributable to the balance of the principal of such Security.

     SECTION 1605. ADJUSTMENT OF CONVERSION PRICE. Unless otherwise specified as contemplated by Section 301 for Debt Securities of such series, the conversion price for Debt Securities convertible into Common Shares shall be adjusted from time to time as follows:

          (a) In case the Company shall (x) pay a dividend or make a distribution on Common Shares in Common Shares, (y) subdivide the outstanding Common Shares into a greater number of shares or (z) combine the outstanding Common Shares into a smaller number of shares, the conversion price for the Debt Securities of such series shall be adjusted so that the Holder of any such Security thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which he would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend, except as provided in subsection (h) below, and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than the current market price per share of Common Shares (as defined for purposes of this subsection (b) in subsection (e) below), at the record date for the determination of stockholders entitled to receive such rights or warrants, the conversion price in affect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so offered would purchase at such current market price, and the denominator of which shall be the number of Common Shares outstanding on the date of issuance of such rights or warrants plus the number of additional Common Shares receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subsection (h) below, after such record date. In determining whether any rights or warrants a entitle the Holders of the Debt Securities of such series to subscribe for or purchase Common Shares at less than such current market price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board of Directors.

               (c) In case the Company shall distribute to all holders of Common Shares any shares of capital stock of the Company (other than Common Shares) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in subsection (b) above) (any of the foregoing being herein in this subsection (c) called the "Special Debt Securities"), then, in each such case, unless the Company elects to reserve such Special Debt Securities for distribution to the Holders of Debt Securities of such series upon the conversion so that any such Holder converting such Debt Securities will receive upon such conversion, in addition to the Common Shares to which such Holder is entitled the amount and kind of Special Debt Securities which such Holder would have received if such Holder had, immediately prior to the record date for the distribution of the Special Debt Securities, converted Debt Securities into Common shares, the conversion price shall be adjusted so that the same shall equal the price determined by the conversion price in affect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (as defined for purpose of this subsection (c) in subsection (e) below) of Common Shares on the record date mentioned above less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive of the portion of the Special Debt Securities so distributed applicable to one Common Share, and the denominator of which shall be the current market price per Common Shares (as defined in subsection (e) below); PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of the Special Debt Securities so distributed applicable to one Common Share is equal to or greater than the current market price per Common Shares (as defined in subsection (e) below) on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debt Securities of such series shall have the right to receive the amount and kind of Special Debt Securities such holder would have received had he converted such Debt Securities immediately prior to the record date for the distribution of the Special Debt Securities. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

          (d) If, pursuant to subsection (b) or (c) above, the number of Common Shares shall have been adjusted because the Company has declared a dividend, or made a distribution, on the outstanding Common Shares in the form of any right or warrant to purchase securities of the Company, or the Company has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the conversion price shall forthwith be adjusted to equal the conversion price that would have applied had such right or warrant never been declared, distributed or issued.

          (e) For the purpose of any computation under subsection (b) above, the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days before the date in question. For the purpose of any computation under subsection
     (c) above, the current market price per Common Share on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of subsection (b) or subsection (c)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Shares Exchange Composite Tape or, if the Common Shares are not listed or admitted to trading an the New York Shares Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities on the National Market System of the National Association of Debt Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Shares are not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Shares on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Shares Exchange member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors or a committee thereof or, if no such quotations are available, the fair market value of the Common Shares as determined by a New York Shares Exchange Member firm regularly making a market in the Common Shares selected for such purpose by the Board of Directors or a committee thereof. As used herein, the term "Trading Day" with respect to the Common Shares means (x) if the Common Shares are listed or admitted for trading on the New York Shares Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the Common Shares are quoted on the National Market System of the NASDAQ, a day on which trades may be made on such

     National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day an which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          (f) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, PROVIDED, FURTHER, that adjustment shall be required and made in accordance with the provisions of this Article Sixteen (other than this subsection (f)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Shares. All calculations under this Article Sixteen shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be, with one-half cent and 1/200 of a share, respectively, being rounded upward. Anything in this Section 1605 to the contrary notwithstanding, the company shall be entitled to make such reductions in the conversion price, in addition to those required by this Section 1605, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its shareholders shall not be taxable.

          (g) Whenever the conversion price is adjusted, as herein provided the Company shall promptly file with the Trustee, at the corporate trust office of the Trustee, and with the office or agency maintained by the Company for the conversion of Debt Securities of such series pursuant to Section 1002, an Officers' Certificate, setting forth the conversion price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Neither the Trustee nor any conversion agent shall be under any duty or responsibility with respect to any such certificate or any facts or computations set forth therein, except to exhibit said certificate from time to time to any Holder of a Security of such series desiring to inspect the same. The Company shall promptly cause a notice setting forth the adjusted conversion price to be mailed to the Holders of Debt Securities of such series, as their names and addresses appear upon the Security Register of the Company.

          (h) In any case in which this Section 1605 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (y) issuing to the Holder of any Security of such series converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount in cash in lieu of any fractional Common Shares pursuant to Section 1606 hereof.

     SECTION 1606. NO FRACTIONAL SHARES TO BE ISSUED. No fractional Common Shares shall be issued upon any conversion of Debt Securities. If more than one Security of any series shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debt Securities of such series (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of a fraction of a share of Common Stock which would otherwise be issuable upon conversion of any Security or Debt Securities (or specified portions thereof), the Company shall pay a cash adjustment (computed to the nearest cent, with one-half cent being rounded upward) in respect of such fraction of a share in an amount equal to the same fractional interest of the reported last sales price (as defined in Section 1605(e)) of the Common Shares on the Trading Day (as defined in Section 1605(e)) next preceding the day of conversion.

     SECTION 1607. PRESERVATION OF CONVERSION RIGHTS UPON CONSOLIDATION, MERGER, SALE OR CONVEYANCE. In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee, a supplemental indenture, in accordance with the provisions of Articles Eight and Nine as they relate to supplemental indentures, providing that the Holder of each Security then Outstanding of a series which was convertible into Common Shares shall have the right thereafter to convert such security into the kind and amount of shares of stock and other securities and property, including cash, receivable upon such consolidation merger, sale or transfer by a holder of the number of Common Shares of the Company into which such Debt Securities might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental indenture shall conform to the provisions of the Trust Indenture Act as then in effect and shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Sixteen. Neither the Trustee nor any conversion agent shall have any liability or responsibility for determining the correctness of any provision contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property receivable by Holders of the Debt Securities after any such consolidation, merger, sale or transfer, or to any adjustment to be made with respect thereto and, subject to the provisions of Section 313 of the Trust Indenture Act, may accept as conclusive, evidence of the correctness of any such provisions and shall be protected in relying upon an Officers' Certificate with respect thereto and an Opinion of Counsel with respect to legal matters related thereto. If in the case of any such consolidation, merger, sale or transfer, the stock or other securities and property receivable by a Holder of the Debt Securities includes stock or other securities and property of a corporation other than the successor or purchasing corporation, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debt Securities as the Board of Directors shall reasonably consider necessary. The above provision of this
Section 1607 shall similarly apply to successive consolidations mergers, sales or transfers.

     SECTION 1608. NOTICE TO HOLDERS OF THE DEBT SECURITIES OF A SERIES PRIOR TO TAKING CERTAIN TYPES OF ACTION. With respect to the Debt Securities of any series, in case:

          (a) the Company shall authorize the issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

          (b) the Company shall authorize the distribution to all holders of Common Shares of evidences of indebtedness or assets (except for cash dividends or distributions paid from retained earnings of the Company);

          (c) of any subdivision or combination of Common Shares or of any consolidation or merger to which the Company is a party for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of Debt Securities of such series pursuant to Section 1002, and shall cause to be mailed to the Holders of Debt Securities of such series, at their to last addresses as they shall appear an the Security Register of the Company, at least ten days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of Common Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of Common Shares shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action. The failure to give the notice required by this Section 1608 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing. Such notice shall also be published by and at the expense of the Company not later than the aforesaid filing date at least once in an Authorized Newspaper.

     SECTION 1609. COVENANTS TO RESERVE SHARES FOR ISSUANCE ON CONVERSION OF DEBT SECURITIES. The Company covenants that at all times it will reserve and keep available out of each class of its authorized Common Shares, free from preemptive rights, solely for the purpose of issue upon conversion of Debt Securities of any series as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debt Securities of such series. The Company covenants that all Common Shares which shall be so issuable shall, when issued or delivered, be duly and validly issued Common Shares into which Debt Securities of such series are convertible, and shall be fully paid and nonassessable, free of all liens and charges and not subject to preemptive rights and that, upon conversion, the appropriate capital stock accounts of the Company will be duly credited.

     SECTION 1610. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Company covenants that if any Common Shares required to be reserved for purposes of conversion of Debt Securities hereunder require registration or listing with or approval of any governmental authority under any Federal or State law, pursuant to the Securities Act of 1933, as amended, or the Debt Securities Act of 1934, as amended, or any national or regional securities exchange on which the Common Shares are listed at the time of delivery of any Common Shares, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered, listed or approved, as the case may be.

     SECTION 1611. PAYMENT OF TAXES UPON CERTIFICATES FOR SHARES ISSUED UPON CONVERSION. The issuance of certificates for Common Shares upon the conversion of Debt Securities shall be without charge to the converting Holders for any tax (including, without limitation, all documentary and stamp taxes) in respect of the Issuance and delivery of such certificates, and such certificates shall be issued in the respective names of, or in such names as my be directed by, the holders of the Debt Securities converted, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax be been paid.

     SECTION 1612. TRUSTEE'S DUTIES WITH RESPECT TO CONVERSION PROVISIONS. The Trustee and any conversion agent shall have no duty, responsibility or liability to any Holder to determine any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any Common Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security, and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee and any conversion agent, subject to the provisions of Section 313 of the Trust Indenture Act, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article Sixteen.

     SECTION 1613. CONVERSION OF DEBT SECURITIES INTO PREFERRED STOCK. Notwithstanding anything to the contrary in this Article Sixteen, the Company may issue Debt Securities that are convertible into Preferred Shares, including Preferred Shares convertible into Common Shares, in which case all terms and condition relating to the conversion of Debt Securities into Preferred Shares, including any terms similar to those provided in Sections 1601 through 1612, shall be as provided in or pursuant to an appropriate Board Resolution or in any indenture supplemental hereto or as otherwise contemplated by Section 301.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              BRE PROPERTIES, INC.


                              By:
                                  -------------------------------
                              Print Name:
                                         ------------------------
                              Title:
                                     ----------------------------
Attest:

-------------------------
Title:
                              [                 ], as Trustee
                               -----------------


                              By:
                                  -------------------------------
                              Print Name:
                                         ------------------------
                              Title:
                                     ----------------------------
Attest:

--------------------------
Title:

STATE OF CALIFORNIA      )
                         )  ss:
COUNTY OF SAN FRANCISCO  )

     On the ____ day of ________________, 1997, before me personally came ____, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________________________________________, ________, that he is
the                                      of BRE PROPERTIES, INC., one of the
corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

[Notarial Seal]


                         ____________________________________________
                         Notary Public
                         COMMISSION EXPIRES

STATE OF _________       )
                         )  ss:
COUNTY OF ___________    )

     On the ____ day of ________________, 1997, before me personally came ____, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________________________________________,
________, that he/she is the _____________________________________ of
________, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

[Notarial Seal]
                         ____________________________________________
                         Notary Public
                         COMMISSION EXPIRES

                                EXHIBIT A

                          FORMS OF CERTIFICATION

                               EXHIBIT A-1

             FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED
              TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST
                     PAYABLE PRIOR TO THE EXCHANGE DATE

                                  CERTIFICATE

[insert title or sufficient description of Debt Securities to be delivered]

     This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Debt Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise BRE PROPERTIES, INC. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or
(C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institutions) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Debt Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

     This certificate excepts and does not relate to [U.S.$] ____________ of such interest in the above-captioned securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Debt Security or an exchange for and delivery of definitive Debt Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

     We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:_______________, 19__
[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant
Interest Payment Date occurring prior to the Exchange Date, as applicable]

                              [Name of Person Making
                              Certification]


                              ---------------------------------
                              (Authorized Signator)
                              Name:
                              Title:

                                EXHIBIT A-2

                 FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
               AND CEDEL S.A. IN CONNECTION WITH THE EXCHANGE OF
                 A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO
               OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

                                 CERTIFICATE

[Insert title or sufficient description of Debt Securities to be delivered]

     This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, [U.S.$] ___________________ principal amount of the above-captioned Debt Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States person(s)"), (ii) is owned by United States person(s) that are
(a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise BRE PROPERTIES, INC. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions) for purposes of resale during the restricted period (as defined in United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     As used herein, "United States" means the United States of America (including the States and the District of Columbia) ; and its possessions include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Debt Security representing the above-captioned Debt Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

     We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:            , 19
      ------------    ----

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

                              (Morgan Guaranty Trust
                              Company of New York,
                              Brussels Office,] as
                              Operator of the
                              Euroclear System
                              (Cedel S.A.]


                              By:
                                  --------------------------


                                      2